Exhibit 99.1

Nakamoto Holdings, Kindly MD, and Anchorage Digital Form Strategic Bitcoin Treasury Partnership

Anchorage Digital to become the exclusive custodian and trading partner

Salt Lake City, Utah - May 21, 2025 — Nakamoto Holdings Inc. (“Nakamoto”), KindlyMD, Inc. (NASDAQ: KDLY) (“KindlyMD”), and Anchorage Digital today announced a strategic partnership to advance the future of corporate Bitcoin adoption. Through this partnership, Anchorage Digital, home to the only U.S. federally chartered digital asset bank, will provide exclusive custody and trading services to KindlyMD for its Bitcoin treasury operations once the merger with Nakamoto closes.

Nakamoto, a holding company founded by Bitcoin visionary David Bailey, and KindlyMD aim to establish a Bitcoin treasury strategy with their recently announced merger agreement. The parties secured approximately $710 million in financing, including approximately $510 million in a PIPE, marking the largest PIPE for any public crypto-related transaction.

“In the not-so-distant-future, the omission of Bitcoin on a balance sheet will be more glaring than its inclusion. Until then, companies like Nakamoto-KindlyMD are pioneering a new path forward—one in which Bitcoin is at the heart of corporate strategy.”

– Nathan McCauley, CEO and Co-Founder of Anchorage Digital

“Our goal is to bring Bitcoin to the center of global capital markets within a compliant, transparent structure. We are excited to partner with Anchorage Digital to implement our vision with the highest levels of security and battle-tested infrastructure and enable us to deliver sustained value to shareholders.”

– David Bailey, Founder and CEO of Nakamoto Holdings Inc.

“By collaborating with Anchorage Digital, we are implementing our Bitcoin treasury strategy with the utmost standards in safety and security for our shareholders. Their institutional-grade platform allows us to confidently hold Bitcoin as a treasury asset as we look to unlock access to Bitcoin and drive value for the long term.”

– Tim Pickett, CEO of KindlyMD

As the crypto partner of choice for corporations, Anchorage Digital provides a comprehensive platform, including bankruptcy-remote custody with legal segregation of client assets and firm funds. Through unparalleled security and a 24/7 trading desk with deep liquidity and competitive pricing, Anchorage Digital is enabling forward-looking leaders like Nakamoto and KindlyMD to advance Bitcoin as a corporate treasury asset.

This post is intended for informational purposes only. It is not to be construed as, and does not constitute, an offer to sell or a solicitation of an offer to purchase any securities in Anchor Labs, Inc., or any of its subsidiaries, and should not be relied upon to make any investment decisions. Furthermore, nothing within this announcement is intended to provide tax, legal, or investment advice and its contents should not be construed as a recommendation to buy, sell, or hold any security or digital asset or to engage in any transaction therein.

About Nakamoto

Nakamoto is a Bitcoin treasury company building a global portfolio of Bitcoin-native companies. Nakamoto plans to establish the first publicly traded conglomerate of Bitcoin companies by accumulating Bitcoin in its treasury and by leveraging its treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more. The company aims to provide commercial and financial infrastructure for the next generation of capital markets. For more information, please visit nakamoto.com

About KindlyMD, Inc.

KindlyMD is a patient-first healthcare and healthcare data company redefining value-based care and patient-centered medical services. KindlyMD leverages data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve health outcomes faster, and provide algorithmic guidance on the use of alternative medicine in healthcare. KindlyMD provides a patient-focused healthcare experience that integrates traditional medical evaluation and management with mental health integration and compliant alternative medicine education and inclusion. It focuses on creating personalized care plans for each individual that get people back to work and life faster, reduce opioid use, and yield high patient satisfaction.

Its specialty outpatient clinical services are reimbursed by Medicare, Medicaid, and commercial insurance contracts as well as offered on a fee-for-service basis. For more information, please visit www.kindlymd.com

About Anchorage Digital

Anchorage Digital is a global crypto platform that enables institutions to participate in digital assets through custody, staking, trading, governance, settlement, and the industry’s leading security infrastructure. Home to Anchorage Digital Bank N.A., the only federally chartered crypto bank in the U.S., Anchorage Digital also serves institutions through Anchorage Digital Singapore, which is licensed by the Monetary Authority of Singapore; Anchorage Digital New York, which holds a BitLicense from the New York Department of Financial Services; and self-custody wallet Porto by Anchorage Digital. The company is funded by leading institutions including Andreessen Horowitz, GIC, Goldman Sachs, KKR, and Visa, with its Series D valuation over $3 billion. Founded in 2017 in San Francisco, California, Anchorage Digital has offices in New York, New York; Porto, Portugal; Singapore; and Sioux Falls, South Dakota. Learn more at anchorage.com, on X @Anchorage, and on LinkedIn.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release that address activities, events or developments that KindlyMD or Nakamoto expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed merger and related transactions, (collectively, the “Transactions”) the expected closing of the proposed Transactions and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including the management team and board of directors of the combined company and expected use of proceeds from the Transactions, and any post-closing transactions contemplated between the combined company and BTC Inc (and/or UTXO, LLC through BTC Inc). Information adjusted for the proposed Transactions should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this release. These include the risk that KindlyMD and Nakamoto businesses (which may include the businesses of BTC Inc and/or UTXO in the future, as applicable) will not be integrated successfully and the risk that KindlyMD or the applicable governing bodies of BTC Inc and/or UTXO may not pursue or approve the terms of an acquisition of BTC Inc and/or UTXO; the risk that cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the possibility that shareholders of KindlyMD may not approve the issuance of new shares of KindlyMD common stock in the Transactions or that shareholders of KindlyMD may not approve the Transactions; the risk that a condition to closing of the Transactions may not be satisfied, that either party may terminate the merger agreement, the subscription agreements of the convertible debt purchase agreement or that the closing of the Transactions might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transactions; the parties do not receive regulatory approval of the Transactions; the occurrence of any other event, change, or other circumstances that could give rise to the termination of the merger agreement relating to the Transactions; the risk that changes in KindlyMD’s capital structure and governance could have adverse effects on the market value of its securities; the ability of KindlyMD and Nakamoto to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on KindlyMD and Nakamoto’s operating results and business generally; the risk the Transactions could distract management from ongoing business operations or cause KindlyMD and/or Nakamoto to incur substantial costs; the risk that KindlyMD may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond KindlyMD’s and Nakamoto’s control, including those detailed in KindlyMD’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and such other documents of KindlyMD filed, or to be filed, with the SEC that are or will be available on KindlyMD’s website at www.kindlymd.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that KindlyMD and Nakamoto believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither KindlyMD or Nakamoto undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Press Contacts:

For Anchorage Digital:

press@anchorage.com

For Nakamoto:

Carissa Felger/Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

For KindlyMD:

Valter Pinto, Managing Director

KCSA Strategic Communications

(212) 896-1254

KindlyMD@KCSA.com

Anchorage Digital disclosures:

Custody, settlement, staking, and governance services are offered through Anchorage Digital Bank National Association (“Anchorage Digital Bank”). Digital asset trading services are provided by Anchorage Hold LLC (“Anchorage Hold”). Agency trading services are offered in New York by Anchorage Digital NY, LLC. BitLicense #0000041. A1 Ltd. is a principal trading business. Anchorage Services, LLC (“Anchorage Services”) is an NFA-registered introducing broker, NFA ID No. 0532710.

Anchorage Digital Bank, Anchorage Hold, and Anchorage Services are not registered with the SEC or any state authority as a broker or dealer and are not authorized to engage in the business of the offer, sale, or trading of securities. Certain trading services are designed and available only for institutions who meet eligibility requirements, including qualification as an Eligible Contract Participant (ECP) under the rules of the U.S. Commodity Futures Trading Commission. Collateral management services performed by Anchorage Innovations, LLC.

Anchorage Digital Bank, Anchorage Hold, and Anchorage Services are not registered with the SEC or any state authority as a broker or dealer and are not authorized to engage in the business of the offer, sale, or trading of securities. Certain trading services are designed and available only for institutions who meet eligibility requirements, including qualification as an Eligible Contract Participant (ECP) under the rules of the U.S. Commodity Futures Trading Commission. Collateral management services performed by Anchorage Innovations.